POWER OF ATTORNEY

1.	Appointment

	BY THIS POWER OF ATTORNEY,
I, the undersigned Chairman of the Board of Directors of SPSS Inc., a Delaware Corporation (the "Company"), HEREBY APPOINT DR. EDWARD HAMBURG, EXECUTIVE VICE PRESIDENT, CORPORATE OPERATIONS, CHIEF FINANCIAL OFFICER AND SECRETARY OF THE COMPANY, MR. ANTHONY CIRO, VICE PRESIDENT, LEGAL COUNSEL OF THE COMPANY, AND MR. ROBERT BRINKMANN, ASSISTANT SECRETARY, TREASURER AND CONTROLLER OF THE COMPANY, AT 233 SOUTH WACKER DRIVE, 11TH FLOOR, CHICAGO, ILLINOIS 60606, to be my Attorney and in my name and on my behalf and as my Attorney do any act and deed or otherwise to negotiate, determine and approve the final form and content of, complete, sign, execute, exchange and deliver any and all agreements, documents, letters, forms, instruments of transfer, consents, and other documents, and to do any and all acts and things as may be necessary or, in the opinion of my Attorney, desirable or incidental thereto in connection with or for the purposes of executing documents in connection with the requirements of the Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Section 16 Reporting Requirements").


2.	Intention and Ratification

	I HEREBY UNDERTAKE to ratify and
confirm all acts and things done or lawfully caused to be done and all agreements, documents, letters, forms, instruments of transfer, consents and other documents, approved, completed, signed, executed and delivered whatsoever by my Attorney in my name and on my behalf in pursuance of the authority conferred in this Power of Attorney and I accept full responsibility for the contents of the documents referred to above which may be approved, completed, signed, executed and delivered by my Attorney in my name and on my behalf.

3.	Indemnity

	I FURTHER UNDERTAKE to
indemnify and keep indemnified my Attorney from and against all losses, liabilities, costs, claims, actions, expenses, proceedings and obligations incurred or suffered by my Attorney by reason directly or indirectly of the exercise or purported exercise of any power conferred upon him or her.


4.	Duration

	I HEREBY DECLARE that the authority conferred by this Power of Attorney shall be effective as of August 29, 2003 and shall continue in effect for so long as I shall be required to file statements with the Securities and Exchange Commission in connection with the Section 16 Reporting Requirements with respect to the Company's securities (the "Duration Period"). Notwithstanding the foregoing, I may, by a written instrument, signed, acknowledged and delivered to my Attorney during the Duration Period, with a copy to the Company's Secretary, revoke this Power of Attorney in whole or in part or amend it from time to time in any respect.

IN WITNESS WHEREOF, I have executed and delivered this Power of Attorney this 7th day of August, 2003.

Name:  /s/ Norman H. Nie



Specimen signature of Attorney-in-Fact


/s/ Edward Hamburg

Edward Hamburg


/s/ Anthony Ciro
Anthony Ciro


/s/ Robert
Brinkmann
Robert Brinkmann


STATE OF Illinois )
			SS.
COUNTY
OF Cook )

The undersigned, a notary public in and for the above county and state, certifies that Norman Nie has caused this Power of Attorney to be executed and is known to me to be the same person whose name is subscribed above, appeared before me in person and acknowledged signing and delivering the instrument as his free and voluntary act, for the uses and purposes therein set forth, and certified to the correctness of the signature of the Attorney-in-Fact.

Dated:  July 7, 2003

/s/
Barbara L. Lips
Notary Public


My commission expires:
November
9, 2003